                                              EXHIBIT  99.1

CONTACT:          Glenn Spina
Chief Executive Officer
(646) 737-1522

FOR IMMEDIATE RELEASE

EMERGING VISION RECAPS MID-YEAR RESULTS

New York, NY, September 17, 2010 – Emerging Vision, Inc. (OTCBB – ISEE.OB) today recapped its results for the six months ended June 30, 2010.

Six Month Results
Operating Income increased $888,000, or 402%, for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009 and EBITDA (earnings before interest, taxes, depreciation and amortization) increased $952,000, or 155%, during the same comparable period.

The Company’s operations are divided into six business segments including the Company Store segment, Franchise segment and the Optical Purchasing Group segment, which consists of the operations of The Optical Group in Canada and Combine Buying Group in the United States.

EBITDA generated by the Company Store segment increased $202,000, or 101%, for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009.  Glenn Spina, Chief Executive Officer of the Company, commented, “The Company Store segment drained our earnings and cash flows in prior years, so the small profit we generated during the first six months of 2010 is a positive indication that the improvements made within our Company Stores has generated positive results.”  The Company Store segment consisted of six stores as of June 30, 2010.

EBITDA for the Franchise segment increased $680,000, or 51%, for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009.  Mr. Spina commented, “We made significant reductions in operating expenses, including the restructuring of certain personnel and job functions that are expected to lead to almost $700,000 of savings annually in salary and related benefits including travel and entertainment expenses.”  The Franchise segment consisted of 123 stores as of June 30, 2010.

Revenues for The Optical Group increased $2,883,000, or 16%, for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009 and EBITDA increased $69,000, or 14%, during the same comparable period.  These increases were a result of a more favorable exchange rate during 2010 on average as compared to 2009 and an increase in Canadian revenues of approximately 2%.  The Optical Group consisted of 554 members as of June 30, 2010.

EBITDA for Combine Buying Group increased $81,000, or 64%, for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009.  Combine Buying Group consisted of 755 members as of June 30, 2010.

Mr. Spina added, “I feel we have made tremendous strides in restoring Emerging Vision to a place of prominence in the optical industry.  Our positive results go against the optical industry’s trend which has reported a decrease in comparable sales of approximately 3% during 2010.”

The Company’s cash flows decreased $227,000 during the six months ended June 30, 2010, mainly due to debt repayments (including repayments under our M&T Bank Credit Facility of $750,000).  Mr. Spina commented, “I believe we will continue to be able to service the monthly debt with the earnings generated on a monthly basis and be able to continue to meet the financial covenants associated with such debt as we did during the first two fiscal quarters of 2010.”

Mr. Spina continued, “I believe we will continue to build on our successful first half as I believe we still have a great deal of work to accomplish and plenty of room for further improvement.  I look to the future of Emerging Vision with high expectations for all segments of our company.”

Use of Non-GAAP Performance Indicators

This press release includes EBITDA, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  EBITDA is calculated as net earnings before interest, taxes, depreciation and amortization.  We refer to EBITDA because it is a widely accepted financial indicator of a company’s ability to service or incur indebtedness.  Management has provided EBITDA results to provide a greater level of understanding of our performance had it not been for certain non-cash charges, many of which were incurred as a result of the acquisitions of Combine Buying Group and The Optical Group.  These charges include depreciation and amortization, and interest expense.  Management believes the EBITDA results are useful to investors because they enhance investor’s ability to review the Company’s business the way management does and allows investors to assess the ongoing operating and financial performance of the Company.

EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered an alternative to net income or to cash flow from operations (as determined in accordance with GAAP) and should not be considered an indication of our operating performance or as a measure of liquidity.  EBITDA is not necessarily comparable to similarly titled measures for other companies.

About Emerging Vision
Emerging Vision, Inc. is a leading provider of eye care products and services and currently operates one of the largest franchised optical chains in the United States. Principally under the Sterling Optical and Site for Sore Eyes brands, the Company has 130 franchised and company-owned stores located across 13 states, the District of Columbia, Canada and the U.S. Virgin Islands. Most of the Company's stores offer prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses, and a range of ancillary items. The Company also operates VisionCare of California (d/b/a Sterling VisionCare), a specialized health care maintenance organization that employs licensed optometrists to provide services for stores located in California. The Company also operates Combine Buying Group and The Optical Group, two leading optical group purchasing businesses which provide their member retailers with vendor discounts on optical products in the U.S. and Canada respectively. For more information, visit Emerging Vision's website at www.emergingvision.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this press release may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, uncertainties and risks associated with the inclusion of the Company’s securities in an illiquid trading market, and those uncertainties, risks and other influences set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended December 31, 2009), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

EBITDA – Emerging Vision
	For the Six Months Ended June 30 (in thousands):
	2010	2009	$ Change	% Change
EBITDA Reconciliation:
Net income	$1,106	$166	$940	566.3%
Interest	104	115	(11)	(9.6%)
Taxes	80	11	69	627.3%
Depreciation and amortization	275	321	(46)	(14.3%)
EBITDA	$1,565	$613	$952	155.3%

EBITDA – Company Store Segment
	For the Six Months Ended June 30 (in thousands):
	2010	2009	$ Change	% Change
EBITDA Reconciliation:
Net loss	$(28)	$(233)	$205	88.0%
Depreciation and amortization	30	33	(3)	(9.1%)
EBITDA	$2	$(200)	$202	101.0%

EBITDA – Franchise Segment
	For the Six Months Ended June 30 (in thousands):
	2010	2009	$ Change	% Change
EBITDA Reconciliation:
Net income	$1,978	$1,189	$789	66.4%
Interest	9	27	(18)	(66.7%)
Depreciation and amortization	33	124	(91)	(73.4%)
EBITDA	$2,020	$1,340	$680	50.7%

EBITDA – The Optical Group
	For the Six Months Ended June 30 (in thousands):
	2010	2009	$ Change	% Change
EBITDA Reconciliation:
Net income	$417	$369	$48	13.0%
Interest	70	65	5	7.7%
Taxes	32	11	21	190.9%
Depreciation and amortization	53	58	(5)	(8.6%)
EBITDA	$572	$503	$69	13.7%

EBITDA – Combine Buying Group
	For the Six Months Ended June 30 (in thousands):
	2010	2009	$ Change	% Change
EBITDA Reconciliation:
Net income	$103	$4	$99	2,475.0%
Interest	14	27	(13)	(48.1%)
Depreciation and amortization	90	95	(5)	(5.3%)
EBITDA	$207	$126	$81	64.3%